               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                     DEAN WITTER INTERNATIONAL SMALLCAP FUND


(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

FORMULA:

                     _                                   _
                    |      ___________________|
                    |      |         |
                    | /\ n |        ERV     |
          T =       |   \  |    ---------  | -1
                    |    \ |         P    |
                    |                |
                    |_               _|


          T = AVERAGE ANNUAL COMPOUND RETURN
          n = NUMBER OF YEARS
        ERV = ENDING REDEEMABLE VALUE
          P = INITIAL INVESTMENT

                                                  (A)
 $1,000         ERV AS OF      NUMBER OF        AVERAGE ANNUAL
INVESTED-P       31-May-97      YEARS-n         COMPOUND RETURN-T
----------     -----------     ----------       ------------------

  31-May-98       $861.50          1.00              -13.85%

  29-Jul-94       $903.40          2.84               -3.51%

(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
  (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)


FORMULA:

                     _                                    _
                    |      ___________________|
                    |      |         |
                    | /\ n |         EV     |
          t =       |   \  |    ---------  | -1
                    |    \ |         P    |
                    |                |
                    |_               _|


                    EV
          TR =     ----       -1
                    P

           t = AVERAGE ANNUAL COMPOUND RETURN
               (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
          EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
           P = INITIAL INVESTMENT
          TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                (B)                               (C)
 $1,000          EV AS OF      TOTAL           NUMBER OF      AVERAGE ANNUAL
INVESTED-P       31-May-97     RETURN - TR      YEARS-n       COMPOUND RETURN-t
----------     -----------     -----------     ----------     -----------------

  31-May-98       $904.80          -9.52%         1.00              -9.52%

  29-Jul-94       $930.20          -6.98%         2.84              -2.52%


(D)       GROWTH OF $10,000
(E)       GROWTH OF $50,000
(F)       GROWTH OF $100,000

FORMULA:  G=(TR+1)*P
          G=GROWTH OF INITIAL INVESTMENT
          P=INITIAL INVESTMENT
          TR=TOTAL RETURN SINCE INCEPTION

               TOTAL           (D) GROWTH OF           (E) GROWTH OF           (F) GROWTH OF
INVESTED-P     RETURN - TR     $10,000 INVESTMENT-G    $50,000 INVESTMENT-G    $100,000 INVESTMENT-G
----------     -----------     --------------------    --------------------    ---------------------
 29-Jul-94       -6.98              $9,302                  $46,510                   $93,020
